UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02.                 Results of Operations and Financial Condition

On January 31, 2008, The First Marblehead Corporation (the “Corporation”) hosted a conference call in connection with the announcement of its financial and operating results for the second quarter of fiscal 2008 and the six-month period ended December 31, 2007.  A transcript of the conference call is furnished as Exhibit 99.1 to this current report on Form 8-K. The presentation accompanying the conference call is furnished as Exhibit 99.2 to the current report on Form 8-K

Securitization Trust Cash Flow Projections

Under generally accepted accounting principles, the Corporation is required to estimate the fair value of additional structural advisory fees and residuals from securitization trusts as if they are investments in debt securities classified as available-for-sale or trading. Accordingly, the Corporation records additional structural advisory fees and residuals receivables on its balance sheet at estimated fair value using a discounted cash flow model. Because there are no quoted market prices for the additional structural advisory fees and residuals receivable, the Corporation uses certain key assumptions to estimate their values.  For a discussion of the Corporation’s key assumptions, as well as a sensitivity analysis of hypothetical changes to those assumptions, we refer you to “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Executive Summary – Application of Critical Accounting Policies and Estimates” included in the quarterly report on Form 10-Q filed with the SEC on November 9, 2007.  The Corporation estimates the fair value of its service receivables both initially and at each subsequent quarter and reflects the change in the value in earnings for that period.  As of December 31, 2007, the Corporation reported structural advisory fees receivable of $150.0 million and residuals receivable of $608.2 million.

The Corporation presented securitization trust cash flow projections (the “Projections”) on its conference call held on January 31, 2008.  The Projections illustrated the amount and timing of cash flows expected to be released to the Corporation from additional structural advisory fees and residuals.  The Projections reflect the Corporation’s  key valuation assumptions and cash flow estimates from outstanding securitization trusts as of December 31, 2007.  You are cautioned that the valuation assumptions require the Corporation’s subjective judgment and are susceptible to change.  The Projections are forward-looking statements for purposes of the safe harbor provisions of the The Private Securities Litigation Reform Act of 1995.  The actual cash releases from additional structural advisory fees and residuals that the Corporation receives from the trusts, and the actual timing of receipt, could be materially different than reflected in the Projections as a result of variances between the actual performance of the securitization trusts and the assumptions as of December 31, 2007.

The Projections are intended to supplement the financial information included in the Corporation’s press release issued on January 31, 2008 and are not intended to be read in isolation.  The Corporation provided the Projections in order to assist investors in assessing the Corporation’s liquidity needs and to provide additional information related to the Corporation’s existing additional structural advisory fees and residuals receivables.

The information contained in this current report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item  9.01.                 Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1                           Transcript of conference call held on January 31, 2008

99.2         Presentation dated January 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: February 6, 2008	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of conference call held on January 31, 2008

99.2	Presentation dated January 31, 2008